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                                                                    EXHIBIT 23.1


                  [Letterhead of Rayburn, Betts & Bates, P.C.]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Cavalry Bancorp, Inc.
Murfreesboro, Tennessee

We consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of Cavalry Bancorp, Inc., of our report dated September 25, 1997 (October 9, 1997 as to the 1st paragraph of Note 20), relating to the consolidated financial statements of Cavalry Banking and Subsidiaries contained in the Prospectus, which is a part of such Registration.

We also consent to the reference to our firm under the heading "EXPERTS" contained in such Prospectus.

          /s/ Rayburn, Betts & Bates, P.C.
          Rayburn, Betts & Bates, P.C.

Nashville, Tennessee
January 16, 1998